22


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                                                                      EXHIBIT 22


                      SUBSIDIARIES OF LCS INDUSTRIES, INC.


          Set forth below are the names of all subsidiaries of LCS as of December 1, 1995 required to be listed on Exhibit 22 to LCS's 1995 Annual Report on Form 10-K. Indented companies are direct subsidiaries of the company under which they are indented.


                                 Percentage Owned by          State of
                                 Immediate Parent             Incorporation
                                 -------------------          -------------
LCS INDUSTRIES, INC.
       (Parent)                         N/A                       Delaware

     LCS Canada, Inc.                   100%                      Delaware

     LCS Industries, Ltd.  100%                                   EEC

     Spec Holdings, Inc.   100%                                   New York

        The SpeciaLISTS Ltd.            100% - Class A            New York
                                         80% - Class B

        Computer Marketing
        Systems, Inc.                    51%                      New York

     Catalog Resources, Inc.            100%                      Delaware

     Catalog Liquidators, Inc.          100%                      Delaware